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                          THE UNITED STATES OF AMERICA

                         SMALL BUSINESS ADMINISTRATION

                                    LICENSE


This is to certify that Transportation, SBIC, Inc.
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a New York                    corporation with its principal office located at
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Glen Head, New York         is hereby licensed as a Small Business Investment
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Company under the Small Business Investment Act of 1958, as amended, to provide equity capital, long-term loans and management assistance to small businesses for their operations, growth, expansion and modernization.
This License is not assignable or transferable.

The aforesaid Licensee is authorized to conduct its operations in the State of
                 New York                                        --------------
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Issued at Washington, D.C. on  June 23, 1980
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Assistant Administrator or Investment                      Administrator


Number P2/02-5388